UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Phantom Stock Awards Pursuant to the Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (now the RespireRx Pharmaceuticals Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan after the Company’s name change on December 16, 2015)

By unanimous written consent, all of the directors of RespireRx Pharmaceuticals Inc., (the “Company”), on June 7, 2023, consented to the taking of certain actions and the adoption of the certain resolutions without a meeting in accordance with the procedures established pursuant to Section 141(f) of the Delaware General Corporation Law.

The Board of Directors (“Board”) had taken the opportunity to review and discuss the Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (now the RespireRx Pharmaceuticals Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan after the Company’s name change on December 16, 2015) which plan was approved by the Company’s shareholders on March 14, 2014 and is Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 24, 2014 and is referred to herein as the “Company’s 2014 Equity Plan”, which was reviewed with respect to Stock Appreciation Rights, Phantom Stock, Fair Market Value and other provisions and the Board determined to make certain phantom stock awards (“Phantom Stock Award(s)”) to certain executive officers who are also directors and certain advisors, vendors, consultants, as well as one independent director.

The two executive officers who are also directors immediately transferred their phantom stock (“Phantom Stock”) and related Phantom Stock Awards to family inter vivos trusts as permitted by the Company’s 2014 Equity Plan. Those two officers were Arnold S. Lippa, the Company’s Interim President and Interim Chief Executive Officer and the Company’s Chief Scientific Officer, and a director who was awarded 70,000,000 shares of Phantom Stock and Jeff Eliot Margolis, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary and a director who was awarded 120,000,000 shares of Phantom Stock. The independent director, Joseph R. Siegelbaum was awarded 20,000,000 shares of Phantom Stock. The remaining 96,000,000 of shares of Phantom Stock awarded were awarded to five vendors, consultants, advisors or their designees. A total of 306,000,000 shares of Phantom Stock were awarded on June 7, 2023.

The awards are to be governed by a separate Phantom Stock Award Agreement (“Phantom Stock Award Agreement”) for each recipient awarded Phantom Stock, a template of a form of such Phantom Stock Award Agreement is Exhibit 99.1 to this Current Report on Form 8-K.

The Phantom Stock Award Agreements describe that the shares of Phantom Stock that were awarded are non-forfeitable but unvested on the Award Date and vest as to the economic value of 50% of the shares of Phantom Stock awarded on the First Event Payment Date and as to the economic value of 50% of the shares of Phantom Stock awarded on the Second Event Payment Date. The Phantom Stock Award Agreements terminate on the earlier to the payment to the participant (“Participant”) as a result of the second event or the 15th anniversary of the Phantom Stock Award Agreement.

Shares of Phantom Stock are not convertible, exercisable or exchangeable into the Company’s Common Stock, par value $0.001 (“Common Stock”).

Upon the occurrence of a Payment Event as defined in the Phantom Stock Award Agreement, the Company will incur a liability to each Participant that is to be remitted as a cash payment (“Payment”), subject to certain limitations as described below, equal to: (x) the number of vested shares of Phantom Stock held by such Participant, multiplied by (y) the fair market value as defined. The “Fair Market Value” on any given day is the value of one share of Common Stock determined as follows: (i) if the Common Stock is then listed or admitted to trading on a Nasdaq stock exchange or other stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq stock exchange or other principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq stock exchange or such other exchange on the next preceding day on which a closing sale price is reported, (ii) if the Common Stock is not then listed or admitted to trading on a Nasdaq stock market or other stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation, (iii) if neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the administrator of the Company’s 2014 Equity Plan in good faith.

The Payment, subject to any limitations, shall be made within thirty (30) days after receipt of funds by the Company as a result of the Payment Event, and all of such Participant’s shares of Phantom stock that vested as a result of the Payment Date Event shall terminate and be cancelled upon the payment, and the Participant shall have no further rights in respect of that portion of Participant’s shares of Phantom Stock other than rights to receive any unpaid portion of the Payment that was limited to any limitations described below. Any Payment due to a Participant is subject to the execution and non-revocation of general release of claims, in a form provided by the Company, and continuous compliance with any restrictive covenant agreement, confidentiality agreement or other agreement entered into between the Participant and the Company or its subsidiaries and affiliates.

A Payment Event is a monetization event with an unrelated, unaffiliated third party, such as a sale of all or substantially all of an asset, the entering into a joint venture, license or sublicense or a similar transaction structure, that is not an equity or similar or debt investment in the Company or a subsidiary unless such equity or similar investment results in a unrelated, unaffiliated third party or group of parties acting together, resulting in such party or parties owning more than a 50% voting interest in the Company or a subsidiary of the Company and resulting in payments aggregating at least $25,000,000 within a twelve month period to the Company. The Payment Event Date, as defined in the Phantom Stock Award Agreement is the first date within twelve months of receipt by the Company of cash resulting from a Payment Event, on which the Company has received, in the aggregate, at least $25,000,000. The First Payment Event Date shall occur when the first Payment Event has achieved a Payment Event Date at which time a payment is due to the Participant. Similarly, the Second Payment Event Date occurs when the second Payment Event has reached a Payment Event Date at which time a payment is due to the Participant. If two or more of the Company’s assets or platforms or subsidiaries are the subject of a single transaction or series of related transactions, such transactions or series of transactions shall be deemed to represent two Payment Events and the payments to the Company within a twelve-month period as described above would be required to aggregate at least $50,000,000.

If the calculation of the payment based on the definition of Fair Market Value, exceeds 50% the amount of cash of received by the Company with respect to a Payment Event, an initial payment shall be limited to 50% of the cash received by the Company with respect to the Payment Event and the unpaid balance shall be carried as a liability due to the Participant to be added to the payment amount of the Second Payment Event, subject to the same limitation. Any remaining liability resulting from the payment amount limitation described in this section after the Second Payment Event shall be reduced to that amount agreed in good faith by the Participant and the Company and if no amount can be agreed within ninety (90) days, shall be determined by mediation.

Other than adjustments for stock splits, reverse stock splits, stock dividends and similar recapitalizations, the Phantom Stock Award Agreements do not provide for distributions or anti-dilution protections.

By accepting the shares of Phantom Stock, the Participants agreed that such awards were special incentive compensation are not to be taken into account, in any manner, as salary or compensation or performance bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of the Company and its subsidiaries and affiliates. In addition, each beneficiary of the Participant shall be deemed to have agreed that such award shall not affect the amount of any life insurance coverage, if any, provided by any person on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees and shall not affect any matching obligation that the Company may otherwise have with respect to 401(k) or other retirement plans or health plans. Nothing contained in the Phantom Stock Award Agreements or the Company’s 2014 Equity Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements.

The above is a summary of what the Company believes are key the provisions of the Phantom Stock Award Agreements. A copy of the Template of Form of Phantom Stock Award Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K. The above summary is qualified in its entirety by the Current Report on Form 8-K including the copy of the Template of Form of Phantom Stock Award Agreement filed as Exhibit 99.1 to such report. A complete copy of the Company’s 2014 Equity Plan was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 24, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1*	Template of Form of Phantom Stock Award Agreement dated June 7,2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2023	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer